Exhibit 23.3


                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Vanderbilt Mortgage and Finance, Inc. and Clayton Homes, Inc. of our report dated August 12, 1997, on our audits of the consolidated financial statements of Clayton Homes, Inc. as of June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997. We also consent to the reference to our Firm under the caption "Experts".



                         /s/ Coopers & Lybrand L.L.P.
                         COOPERS & LYBRAND L.L.P.

Knoxville, Tennessee
December 22, 1997